EXHIBIT 10.63

FIRST AMENDMENT TO
TRANSPORATION SERVICES AGREEMENT - TEXAS CITY TO PASADENA

THIS FIRST AMENDMENT (“Amendment”) to the Transportation Services Agreement is entered into this 1st day of November, 2016 by and between Marathon Pipe Line LLC, a Delaware limited liability company (“MPL”), and Marathon Petroleum Company LP, a Delaware limited partnership (“MPC”), both referred to jointly as the “Parties” and each individually as a “Party”.

WHEREAS, MPC and MPL entered into a Transportation Services Agreement on October 31, 2012 (the “Agreement”) and committed to shipping Products on the Texas City to Pasadena Pipeline and Pasadena to Connecting Carries Pipeline Segments;

WHEREAS, the Parties wish to replace the definition of Quarterly Throughput Commitment contained in the Agreement; and

WHEREAS, the Parties now desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the premises and mutual covenants set forth hereinafter, MPC and MPL agree as follows:

1.	The definition for “Quarterly Throughput Commitment” shall be removed in its entirety and replaced with the following:

“Quarterly Throughput Commitment” means, with respect to a Quarter, a volume of Product equal to (a) (i) 81,000 Barrels per Day on the Texas City to Pasadena Pipeline Segment; (ii) 61,000 Barrels per Day on the Pasadena to Connecting Carriers Pipeline Segment; (iii) for that period beginning on the 1st day of November, 2016 and ending on the date a total of 36,500,000 Barrels are delivered to the ITC Terminal, also 20,000 Barrels per Day are delivered to the ITC Terminal on either the Texas City to Pasadena Pipeline Segment or the Pasadena to Connecting Carriers Pipeline Segment , which volumes may also be credited to volumes required in (i) and (ii), as applicable, multiplied by (b) the number of Days in such Quarter. The Quarterly Throughput Commitment will be reduced proportionately for any partial Quarter during the Term.”

2.	Except as amended herein, all other terms and conditions of the Agreement shall remain in full force and effect.

3.	In the event of any conflict between the terms of the provision of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall prevail.

4.	Any terms not defined herein shall have the same meaning as specified in the Agreement.

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IN WITNESS WHEREOF, the Parties have executed this First Amendment be effective as of November 1, 2016.

MARATHON PETROLEUM COMPANY LP		MARATHON PIPE LINE LLC
By: MPC Investment LLC, its General Partner

By:	/s/ C. M. Palmer	By:	/s/ Craig O. Pierson

Name:	C. M. Palmer Sr. V.P. Supply Distribution and Planning	Name:	Craig O. Pierson

Title:		Title:	President